Exhibit 10.26


                   AMENDMENT NO. 2 TO THE CO-DEVELOPMENT AGREEMENT


This Amendment No. 2 to Co-Development Agreement, is made and effective on December 31, 2003 (the "Second Amendment"), by and between Bioenvision, Inc., a corporation having its principal executive office at 509 Madison Avenue, Suite 404, New York, New York 10022 ("Bioenvision") and ILEX Products, Inc., a corporation having its principal executive office at 4545 Horizon Hill Blvd., San Antonio, Texas 78229-2263.


                                   WITNESSETH:


         WHEREAS,   Bioenvision  and  ILEX  Oncology,  Inc.  are  parties  to  a co-development agreement entered into and effective March 12, 2001 (as amended, the "Agreement");

         WHEREAS, subject to Section 23 of the Agreement, ILEX Oncology, Inc. assigned the Agreement and all of its business assets relating to the Agreement to ILEX Products, Inc., a wholly-owned subsidiary of ILEX Oncology, Inc. ("ILEX") on March 15, 2002;

         WHEREAS, on September 2, 2003, Bioenvision and ILEX entered into a Letter Agreement for Co-Development of an Oral Clofarabine Formulation and First Amendment to Co-Development Agreement (the "First Amendment");

         WHEREAS, pursuant to Section 25.2 of the Agreement, ILEX is desirous of further amending the Agreement to enable ILEX to accelerate the granting of the exclusive sub-license by Bioenvision to ILEX for Clofarabine or any Product in the USA and Canada as set forth in Article 6.1, in exchange for ILEX agreeing to accelerate the payments made to Bioenvision under Articles 3.4 and 3.6 so that Bioenvision receives payments on earlier dates than otherwise required under the Agreement with a larger portion of the total amount of the payments being paid initially; and

         WHEREAS, Bioenvision is agreeable to the accelerated sub-license grant and payment schedule proposed by ILEX, subject to the provisions set forth in the Second Amendment.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, ILEX, Bioenvision and SRI agree as follows:

         As used throughout the Second Amendment unless otherwise defined herein, the capitalized terms shall have the meanings ascribed to them in the Agreement.


         1. Section 6.1 of the Agreement shall be renamed Section 6.1(a) and
Section 6.1(a) shall be amended by adding the following after the third sentence thereof:

"Notwithstanding the foregoing sentence, the exclusive sub-license referenced therein shall earlier become effective, if and only if ILEX makes payment to Bioenvision of US$3.5 million by irrevocable wire transfer of immediately available funds on or before the date of this Second Amendment. In the event of such payment, the decision of Management to transfer manufacturing and marketing rights for Clofarabine and Products in the USA and Canada under this Section, via the grant of an exclusive license to ILEX, shall be accelerated to the date of payment and the conditions for completion of the Co-Development Program set forth herein, including the milestone events in Section 2.2 hereof shall be deemed satisfied for purposes of, but only for the purposes of, granting of the exclusive license to ILEX as set forth in this Section."

         2. Section 6.1 of the Agreement shall be amended further by adding
Section 6.1(b) immediately following Section 6.1(a) as follows:

"6.1(b) Upon Bioenvision's grant of an exclusive sub-license pursuant to Section 6.1(a) above, the payment obligations of ILEX pursuant to Sections 3.4 and 3.6 of the Agreement shall be replaced by those in Section 6.1(c) below (while all other financial obligations of ILEX, including, without limitation, ILEX's obligations to SRI under Section 5.2 hereof, under the Agreement shall remain in full force and effect) and the provisions of Section 20 of the Agreement shall remain in full force and effect."

         3. Section 6.1 of the Agreement shall be amended further by adding
Section 6.1(c) immediately following Section 6.1(b) as follows:

"6.1(c) In consideration for the accelerated sub-license grant set forth in
Section 6.1(a) above, ILEX agrees to the following:

       (i) Within five days following submittal of the first completed NDA filing with the FDA, for use of Clofarabine in the Field, ILEX shall pay to Bioenvision a sum of US$2 million by irrevocable wire transfer of immediately available funds; and

       (ii) Within six (6) months after submittal of the first completed NDA filing with the FDA, for use of Clofarabine in the Field, as set forth in the preceding sub-section 6.1(c)(i) above, ILEX shall pay to Bioenvision a sum of US$2 million by irrevocable wire transfer of immediately available funds."

         4. Section 6.1 of the Agreement shall be amended further by adding
Section 6.1(d) immediately following Section 6.1(c) as follows:

"6.1(d) All references in this Agreement to Section 6.1 shall be deemed to include the provisions of Sections 6.1(a)-(d) and all references to "exclusive license" in referring to the license grant from Bioenvision to ILEX in this Agreement shall be amended to read "exclusive sublicense"."

Except as modified herein, the terms and conditions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.
ILEX Products, Inc.                   Bioenvision, Inc.


By: /s/ Al A. Jecminek                By: /s/ David P. Luci
    ----------------------------          ------------------------------

Typed Name: Al A. Jecminek            Typed Name: David P. Lucik
            --------------------                  ----------------------

Title: Vice President, Licensing      Title: Director of Finance,
       -------------------------             ---------------------------
       and Intellectual Property             General Counsel
Date:  12/30/03                       Date:  12/30/03
       -------------------------             ---------------------------


Also, by signature of its duty authorized representative below, Southern Research Institute accepts and agrees to all terms and conditions of this Second Amendment which apply directly or indirectly to Southern Research Institute.

Southern Research Institute

By: /s/ Lucy C. Hicks
   ---------------------------------

Typed Name: Lucy C. Hicks
            ------------------------

Title: Legal Counsel
       -----------------------------

Date:  12/30/2003
       -----------------------------